Exhibit 10.P

FIRST AMENDMENT TO THE
BENEFITS RESTORATION PLAN OF
CARPENTER TECHNOLOGY CORPORATION

THIS FIRST AMENDMENT is made as of the 13th day of September 2016, by Carpenter Technology Corporation, a corporation duly organized under the laws of the state of Delaware (the “Company”).

INTRODUCTION

The Company maintains the Benefits Restoration Plan of Carpenter Technology Corporation (the “Plan”).

The Company reserved the right to amend the Plan pursuant to Section 6.1 thereof.

Effective December 31, 2016, the Company amended the General Retirement Plan for Employees of Carpenter Technology Corporation to freeze the accrued benefits of Participants and to eliminate certain ancillary benefits. In conjunction with such amendment, the Company now desires to amend the Plan to freeze the accrued benefits of Participants effective as of December 31, 2016.

NOW THEREFORE, the Plan is amended, effective as of December 31, 2016, as follows:

1.	By adding the following paragraph to the end of Section 1.1:

“Notwithstanding anything in the Plan to the contrary, each Participant’s Benefits are frozen as of December 31, 2016 and will not increase as a result of Compensation or Benefit Service (as defined in the General Retirement Plan) after such date. In no event shall the Benefits of a Participant exceed the Benefits to which such Participant is entitled as of December 31, 2016.”

2.	By adding the following sentence to the end of Section 1.8:

“Notwithstanding anything in the Plan to the contrary, Compensation of a Participant will not include any amounts earned after December 31, 2016.”

3.	By adding the following new Section 2.3:

“2.3    Notwithstanding the foregoing, there shall be no new Participants in the Plan after December 31, 2016.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the day and year first above written.

CARPENTER TECHNOLOGY CORPORATION
By:
Print Name:
Title:

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